UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2006
MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-10651 (Commission File Number)	43-1455766 (IRS Employer Identification No.)
16401 Swingley Ridge Road, Seventh Floor, Chesterfield, Missouri 63017
(Address of principal executive offices)
(636) 733-1600
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.
The Company has received inquiries from holders of its 4.00% Convertible Senior Subordinated Notes due June 15, 2033 (the “2004 Convertible Notes”), issued pursuant to the Indenture dated as of December 30, 2004 (the “2004 Convertible Notes Indenture”), between the Company and The Bank of New York, as Trustee, asking whether, in the context of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 12, 2006 (the “Merger Agreement”), among the Company, Tenaris S.A. (“Tenaris”) and OS Acquisition Corporation, Tenaris qualifies as a “Public Acquirer” for purposes of the Public Acquirer Change of Control provisions of Section 7.06(f) of the 2004 Convertible Notes Indenture. The Company does not believe that Tenaris qualifies as a Public Acquirer for such purposes because Tenaris common stock is not traded on a United States national securities exchange or quoted on the NASDAQ National Market. Although American depositary shares of Tenaris do trade on the New York Stock Exchange, the definition of Public Acquirer Change of Control refers to common stock but does not refer to American depositary shares (unlike elsewhere in the 2004 Convertible Notes Indenture).
The information in this Current Report on Form 8-K is “furnished”, but shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK TUBE CORPORATION
Date: June 16, 2006	By:	/s/ Joyce M. Schuldt
		Name:	Joyce M. Schuldt
		Title:	Senior Vice President - Finance, Chief Financial Officer and Secretary